Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

May 24, 2016

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2016 THIRD QUARTER RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, May 24, 2016 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended April 23, 2016. The Company reported:

•
Contract revenues of $664.6 million for the quarter ended April 23, 2016, compared to $492.4 million for the quarter ended April 25, 2015. Contract revenues for the quarter ended April 23, 2016 grew 28.7% on an organic basis after excluding contract revenues from acquired businesses that were not owned for the entire period in both the current and prior year quarter. Total contract revenues from acquired businesses were $30.8 million for the quarter ended April 23, 2016, compared to none for the quarter ended April 25, 2015.

•
Non-GAAP Adjusted EBITDA of $91.9 million, or 13.8% of contract revenues, for the quarter ended April 23, 2016, compared to $63.0 million, or 12.8% of contract revenues, for the quarter ended April 25, 2015.

•
On a GAAP basis, net income was $33.1 million, or $1.00 per common share diluted, for the quarter ended April 23, 2016. Non-GAAP Adjusted Net Income was $35.7 million, or $1.08 per common share diluted, for the quarter ended April 23, 2016, compared to net income of $20.3 million, or $0.58 per common share diluted, for the quarter ended April 25, 2015. Non-GAAP Adjusted Net Income for the quarter ended April 23, 2016 excludes $4.2 million of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s 0.75% senior convertible notes due September 2021, issued in September 2015.

The Company also reported:

•
Contract revenues of $1.883 billion for the nine months ended April 23, 2016, compared to $1.444 billion for the nine months ended April 25, 2015. Contract revenues for the nine months ended April 23, 2016 grew 23.7% on an organic basis after excluding contract revenues from acquired businesses that were not owned for the entire period in both the current and prior year period. Total contract revenues from acquired businesses were $110.4 million for the nine months ended April 23, 2016, compared to $10.3 million for the nine months ended April 25, 2015.

•
Non-GAAP Adjusted EBITDA of $264.0 million, or 14.0% of contract revenues, for the nine months ended April 23, 2016, compared to $177.0 million, or 12.3% of contract revenues, for the nine months ended April 25, 2015.

•
On a GAAP basis, net income was $79.4 million, or $2.37 per common share diluted, for the nine months ended April 23, 2016. Non-GAAP Adjusted Net Income was $95.7 million, or $2.86 per common share diluted, for the nine months ended April 23, 2016, compared to net income of $50.5 million, or $1.44 per common share diluted, for the nine months ended April 25, 2015. Non-GAAP Adjusted Net Income for the nine months ended April 23, 2016 excludes the impact of a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of the Company’s 7.125% senior subordinated notes, as well as $10.1 million of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s 0.75% senior convertible notes due September 2021, issued in September 2015.

The Company also announced its outlook for the fourth quarter of fiscal 2016 which contains an additional week of operations as a result of the Company's 52/53 week fiscal year. The Company currently expects total contract revenues for the fourth quarter of fiscal 2016 to range from $750 million to $780 million and Non-GAAP Adjusted Diluted Earnings per Common Share to range from $1.45 to $1.60. Non-GAAP Adjusted Diluted Earnings per Common Share guidance excludes $4.6 million of pre-tax interest expense for non-cash amortization of debt discount, or $0.09 per common share diluted on an after-tax basis. On a GAAP basis, diluted earnings per common share for the fourth quarter of fiscal 2016 is expected to range from $1.36 to $1.51. A reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share guidance provided for the fourth quarter of fiscal 2016 is included within the press release tables.
Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Explanation of Non-GAAP Financial Measures directly following the press release tables.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, May 25, 2016; call (800) 230-1096 (United States) or (612) 288-0340 (International) ten minutes before the conference call begins and ask for the "Dycom Results" conference call. A live webcast of the conference call, along with related materials, will be available at www.dycomind.com. The conference call materials will be available at approximately 7:00 a.m. (ET) on May 25, 2016. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at www.dycomind.com until Friday, June 24, 2016.

For additional detail on selected financial information including organic contract revenue, customer metrics, and certain other selected financial data and Non-GAAP financial measures, please refer to the Trend Schedule at www.dycomind.com in the Investor Center. The Trend Schedule will be available at approximately 7:00 a.m. (ET) on May 25, 2016.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

Fiscal 2016 third quarter results are preliminary and unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections and includes the fourth quarter of fiscal 2016 outlook and statements found under our "Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures" section of this release. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
	As of	As of
	April 23, 2016	July 25, 2015
	(Dollars in thousands)
ASSETS
Current assets:
Cash and equivalents	$19,327	$21,289
Accounts receivable, net	355,318	315,134
Costs and estimated earnings in excess of billings	358,236	274,730
Inventories	61,304	48,650
Deferred tax assets, net	20,581	20,630
Income taxes receivable	15,288	—
Other current assets	18,730	16,199
Total current assets	848,784	696,632

Property and equipment, net	309,783	231,564
Goodwill and other intangible assets, net	406,340	392,579
Other	34,379	38,089
Total non-current assets	750,502	662,232
Total assets	$1,599,286	$1,358,864

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$92,964	$71,834
Current portion of debt (a)	9,375	3,750
Billings in excess of costs and estimated earnings	11,137	16,896
Accrued insurance claims	39,407	35,824
Other accrued liabilities	89,662	98,406
Total current liabilities	242,545	226,710

Long-term debt (a)	723,952	521,841
Accrued insurance claims	51,318	51,476
Deferred tax liabilities, net non-current	75,590	47,388
Other liabilities	4,141	4,249
Total liabilities	1,097,546	851,664

Total stockholders' equity	501,740	507,200
Total liabilities and stockholders' equity	$1,599,286	$1,358,864

(a) Total carrying amount of outstanding indebtedness consisted of the following:
	As of	As of
	April 23, 2016	July 25, 2015
	(Dollars in thousands)

Credit Agreement - Revolving facility (matures April 2020)	$214,000	$95,250
Credit Agreement - Term Loan (matures April 2020)	150,000	150,000
7.125% senior subordinated notes	—	280,341
0.75% senior convertible notes (matures September 2021)	485,000	—
Less: Debt discount	(106,269)	—
Less: Unamortized debt issuance costs - Initial purchasers' discount	(9,404)	—
	733,327	525,591
Less: Current portion of term loan	(9,375)	(3,750)
Long-term debt	$723,952	$521,841

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 23, 2016	April 25, 2015	April 23, 2016	April 25, 2015
	(Dollars in thousands, except per share amounts)

Contract revenues	$664,645	$492,363	$1,883,383	$1,443,833

Costs of earned revenues, excluding depreciation and amortization	520,408	388,239	1,477,671	1,147,136
General and administrative expenses (a)	56,519	44,707	155,003	131,218
Depreciation and amortization	31,583	23,985	88,930	70,179
Total	608,510	456,931	1,721,604	1,348,533

Interest expense, net (b)	(8,007)	(6,646)	(25,010)	(20,126)
Loss on debt extinguishment (c)	—	—	(16,260)	—
Other income, net	4,323	3,471	6,866	7,001
Income before income taxes	52,451	32,257	127,375	82,175

Provision for income taxes	19,368	11,999	47,995	31,678

Net income	$33,083	$20,258	$79,380	$50,497

Earnings per common share:

Basic earnings per common share	$1.02	$0.59	$2.43	$1.48

Diluted earnings per common share	$1.00	$0.58	$2.37	$1.44

Shares used in computing earnings per common share:
Basic	32,433,560	34,107,262	32,656,490	34,081,381

Diluted	33,050,934	35,028,956	33,486,515	35,091,644

(a) Includes stock-based compensation expense of $3.9 million and $3.2 million for the three months ended April 23, 2016 and April 25, 2015, respectively, and $12.6 million and $10.8 million for the nine months ended April 23, 2016 and April 25, 2015, respectively.

(b) Includes $4.2 million and $10.1 million for the three and nine months ended April 23, 2016 for non-cash amortization of the debt discount associated with the 0.75% convertible senior notes due 2021 issued in September 2015.

(c) The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes due 2021 on September 15, 2015.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
Unaudited

NON-GAAP ORGANIC CONTRACT REVENUES AND NON-GAAP ORGANIC CONTRACT REVENUES GROWTH %

	Contract Revenues - GAAP	Revenues from businesses acquired	Non-GAAP - Organic Contract Revenues	GAAP - Growth %	Non-GAAP - Organic Growth %
	(Dollars in thousands)

Three Months Ended April 23, 2016	$664,645	$(30,779)	$633,866	35.0%	28.7%

Three Months Ended April 25, 2015	$492,363	$—	$492,363

Nine Months Ended April 23, 2016	$1,883,383	$(110,363)	$1,773,020	30.4%	23.7%

Nine Months Ended April 25, 2015	$1,443,833	$(10,252)	$1,433,581

NON-GAAP ADJUSTED EBITDA

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 23, 2016	April 25, 2015	April 23, 2016	April 25, 2015
	(Dollars in thousands)
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$33,083	$20,258	$79,380	$50,497
Interest expense, net	8,007	6,646	25,010	20,126
Provision for income taxes	19,368	11,999	47,995	31,678
Depreciation and amortization expense	31,583	23,985	88,930	70,179
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	92,041	62,888	241,315	172,480
Gain on sale of fixed assets	(4,061)	(3,067)	(6,213)	(6,249)
Stock-based compensation expense	3,892	3,219	12,600	10,773
Loss on debt extinguishment	—	—	16,260	—
Non-GAAP Adjusted EBITDA	$91,872	$63,040	$263,962	$177,004

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
Unaudited

NON-GAAP ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Three Months	Nine Months
	Ended	Ended
	April 23, 2016	April 23, 2016
	(Dollars in thousands, except share amounts)
Reconciliation of Non-GAAP Adjusted Net Income:

Net income	$33,083	$79,380

Adjustments
Pre-tax loss on debt extinguishment	—	16,260
Pre-tax non-cash amortization of debt discount	4,192	10,119
Tax impact of adjustments	(1,580)	(10,045)
Total adjustments, net of tax	2,612	16,334

Non-GAAP Adjusted Net Income	$35,695	$95,714

Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:

Net income per common share	$1.00	$2.37
Total adjustments from above, net of tax	0.08	0.49
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.08	$2.86

Diluted shares used in computing Adjusted Diluted Earnings per Common Share	33,050,934	33,486,515

OUTLOOK - ADJUSTED DILUTED EARNINGS PER COMMON SHARE

Outlook for the
Three Months Ending
July 30, 2016 (a)(b)

Diluted earnings per common share	$1.36 - $1.51

Adjustment
After-tax non-cash amortization of debt discount (c)	$0.09

Non-GAAP Adjusted Diluted Earnings per Common Share	$1.45 - $1.60

(a) The fourth quarter of fiscal 2016 contains an additional week of operations as a result of the Company's 52/53 week fiscal year.
(b) Guidance for diluted earnings per common share and Non-GAAP adjusted diluted earnings per common share for the three months ended July 30, 2016 were computed using approximately 32.1 million in diluted weighted average shares outstanding.

(c) The Company expects to recognize approximately $4.6 million in pre-tax interest expense during the three months ended July 30, 2016 for non-cash amortization of the debt discount associated with its 0.75% senior convertible notes. The Company excludes the effect of this amortization in its Non-GAAP financial measures.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

•
Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods. Non-GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods.

•
Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•
Non-GAAP Adjusted Net Income - GAAP net income before loss on debt extinguishment, non-cash amortization of the debt discount, certain non-recurring items and any tax impact related to these items, and "Non-GAAP Adjusted Diluted Earnings per Common Share" as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•
Non-cash amortization of the debt discount - The Company’s 0.75% senior convertible notes due September 2021 (the "Notes") were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the notes represents a debt discount. The debt discount will be amortized over the term of the notes but will not result in periodic cash interest payments. During the three and nine months ended April 23, 2016, the Company recognized approximately $4.2 million and $10.1 million, respectively, in pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•
Loss on debt extinguishment - The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes in the first quarter of fiscal 2016. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors' overall understanding of the Company's current financial performance. The Company believes this type of charge is not indicative of its core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results.

•
Tax impact of adjusted results - The tax impact of the adjusted results for the three and nine months ended April 23, 2016 was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning. The tax impact included in the Company’s guidance for the quarter ending July 30, 2016 was calculated using an effective tax rate used for financial planning and forecasting future results.